Report of Independent Registered Public Accounting Firm

To the Shareholders and
Board of Directors of Duff & Phelps
Global Utility Income Fund Inc.

In planning and performing our audit of
the financial statements of Duff &
Phelps Global Utility Income Fund Inc.
(the Fund) as of and for the year ended
October 31, 2017, in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered the Fund's
internal control over financial
reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our opinion
on the financial statements and to
comply with the requirements of Form N-
SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Fund's internal
control over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are required to
assess the expected benefits and
related costs of controls. A fund's
internal control over financial
reporting is a process designed to
provide reasonable assurance regarding
the reliability of financial reporting
and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles. A fund's
internal control over financial
reporting includes those policies and
procedures that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the fund;
(2) provide reasonable assurance that
transactions are recorded as necessary
to permit preparation of financial
statements in accordance with generally
accepted accounting principles, and
that receipts and expenditures of the
fund are being made only in accordance
with authorizations of management and
directors of the fund; and (3) provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a fund's assets that
could have a material effect on the
financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of any
evaluation of effectiveness to future
periods are subject to the risk that
controls may become inadequate because
of changes in conditions, or that the
degree of compliance with the policies
or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or
detect misstatements on a timely basis.
A material weakness is a deficiency, or
a combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a material
misstatement of the fund's annual or
interim financial statements will not
be prevented or detected on a timely basis.

Our consideration of the Fund's
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States). However, we noted no
deficiencies in the Fund's internal
control over financial reporting and
its operation, including controls over
safeguarding securities that we
consider to be a material weakness as
defined above as of October 31, 2017.

This report is intended solely for the
information and use of management and
the Board of Directors of Duff & Phelps
Global Utility Income Fund Inc. and the
Securities and Exchange Commission and
is not intended to be and should not be
used by anyone other than these specified parties.

Ernst & Young LLP

Chicago, Illinois
December 14, 2017